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                               PRIME RETAIL, INC.

                  EXHIBIT 12: COMPUTATION OF RATIO OF EARNINGS
    TO COMBINED FIXED CHARGES AND PREFERRED STOCK DISTRIBUTIONS AND DIVIDENDS

              (Amounts in thousands, except for ratio information)
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                                                            Prime Retail, Inc.                          The Predecessor
                                          -----------------------------------------------------   --------------------------
                                                                                    Period from   Period from
                                           Year Ended    Year Ended    Year Ended   March 22 to     January 1    Year Ended
                                          December 31   December 31   December 31   December 31   to March 21   December 31
                                          ----------------------------------------------------------------------------------
                                             1997          1996          1995          1994           1994         1993
                                          ----------------------------------------------------------------------------------
Income before minority interests and
   extraordinary item....................    $ 18,547      $  6,986      $ 12,806      $  9,454      $ (2,408)     $ (3,873)
Interest incurred........................      39,078        26,806        22,394         8,491         2,585         9,277
Amortization of capitalized interest.....         343           284           222           152            42           161
Amortization of debt issuance costs......       2,330         2,407         3,309         2,160           695           362
Amortization of interest rate protection
   contracts.............................       1,390         1,383         1,276           797            --            --
Less interest earned on interest rate
   protection contracts..................        (115)         (201)         (721)         (224)           --            --
Less capitalized interest                      (3,818)       (3,462)       (2,675)       (1,277)           --          (711)
                                             --------      --------      --------      --------      --------      --------
   Earnings..............................      57,755        34,203        36,611        19,553           914         5,216
                                             --------      --------      --------      --------      --------      --------
Interest incurred........................      39,078        26,806        22,394         8,491         2,585         9,277
Amortization of debt issuance costs......       2,330         2,407         3,309         2,160           695           362
Amortization of interest rate protection
    contracts............................       1,390         1,383         1,276           797            --            --
Preferred stock distributions and
    dividends............................      12,726        14,236        20,944        16,290            --            --
                                             --------      --------      --------      --------      --------      --------
Combined Fixed Charges and Preferred
    Stock Distributions and Dividends....      55,524        44,832        47,923        27,738         3,280         9,639
                                             --------      --------      --------      --------      --------      --------
Excess of Combined Fixed Charges
    and Preferred Stock Distributions
    and Dividends over Earnings..........    $     --      $(10,629)     $(11,312)     $ (8,185)     $ (2,366)     $ (4,423)
                                             ========      ========      ========      ========      ========      ========
Ratio of Earnings to Combined Fixed
    Charges and Preferred Stock
    Distributions and Dividends                1.04 x          -- x          -- x          -- x          -- x          -- x
                                             ========      ========      ========      ========      ========      ========
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